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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (date of earliest event reported) January 19, 1999


                                  EXCITE, INC.
             (Exact name of registrant as specified in its charter)


                Delaware                      0-28064            77-0378215
     (State or other jurisdiction           (Commission       (I.R.S. Employer
           of incorporation)                File Number)     Identification No.)

             555 Broadway
       Redwood City, California                                    94063
(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code  (650) 568-6000

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Item 5: Other Events

               On January 19, 1999, Excite, Inc. (the "Company"), At Home Corporation ("At Home") and Countdown Acquisition Corp. ("Merger Sub") entered into a definitive Agreement and Plan of Reorganization (the "Merger Agreement"). Pursuant to the Merger Agreement and subject to the terms and conditions set forth therein, the Merger Sub will be merged with and into the Company (the "Merger"), with the Company surviving the Merger and becoming a wholly-owned subsidiary of At Home. At the effective time of the Merger, all outstanding shares of the Company's capital stock will be exchanged for shares of At Home Series A Common Stock, and options and warrants to purchase Company capital stock will exchanged for an option or warrant, as applicable, to purchase shares of At Home Series A Common Stock and the exercise price and number of shares of Company capital stock subject to each such Company option or warrant will be appropriately adjusted to reflect such exchange ratio. Any outstanding convertible debt at the effective time of the Merger will thereafter be convertible into the number of shares of At Home Series A Common Stock to which a holder of Company common stock would have been entitled to receive if such holder had converted such convertible debt into Company common stock prior to the effective time of the Merger. Each share of Company common stock will be exchanged for 1.041902 shares of At Home Series A Common Stock. The transaction will qualify as a tax-free reorganization and will be accounted for as a purchase. Following the transaction, George Bell, Chief Executive Officer of the Company, will continue in that role as the Company becomes a subsidiary of At Home, reporting to Tom Jermoluk, Chairman and Chief Executive Officer of At Home. In addition, Mr. Bell will be appointed as a member of the At Home Board of Directors.

               In connection with the execution of the Merger Agreement, the Company and At Home entered into a Stock Option Agreement (the "Stock Option Agreement"), pursuant to which the Company granted to At Home an option to purchase up to 19.9% of the outstanding shares of Company common stock, which option is exercisable upon the occurrence of certain events specified in the Stock Option Agreement.

               A copy of the Merger Agreement and a copy of the Stock Option Agreement are included in this report as Exhibit 2.1 and 2.2, respectively. The foregoing description is qualified in its entirety by reference to the full text of such exhibits. A joint press release announcing these transactions is attached to this report as Exhibit 99.1. The Merger is subject to various conditions, including clearance under the Hart-Scott-Rodino Antitrust Improvements Act and approval of the Company's and At Home's stockholders.

Item 7: Financial Statements and Exhibits.

        (c)     Exhibits

                2.1 Agreement and Plan of Reorganization dated as of January 19, 1999 by and among At Home Corporation, Countdown Acquisition Corp. and Excite, Inc.
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                2.2     Stock Option Agreement dated as of January 19, 1999
                        between Excite, Inc. and At Home Corporation.

                99.1    Joint Press Release dated January 19, 1999.



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                                    SIGNATURE



               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 20, 1999

                                       EXCITE, INC.



                                       By: /s/ Robert C. Hood
                                           -------------------------------------
                                           Robert C. Hood
                                           Executive Vice President, Chief
                                           Administrative Officer and Chief
                                           Financial Officer


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                                  EXHIBIT INDEX


Exhibit


2.1 Agreement and Plan of Reorganization dated as of January 19, 1999 by and among At Home Corporation, Countdown Acquisition Corp. and Excite, Inc.

2.2 Stock Option Agreement dated as of January 19, 1999 between Excite, Inc. and At Home Corporation.

99.1    Press release of the Company released January 19, 1999.